EXHIBIT (15)(3)

POWER OF ATTORNEY

The undersigned director and officer of Zurich American Life Insurance Company, an Illinois corporation, hereby constitutes and appoints Patrick J. Carty, Richard W. Grilli, and Simon Lodge, and each of them (with full power to each of them to act alone), her true and lawful attorney-in-fact and agent, with full power of substitution for each, for her and on her behalf and in her name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable annuity contracts issued or to be issued through the ZALICO Variable Annuity Separate Account: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him, her or their substitutes being empowered to act with or without others or other, and to have full power and authority to do or cause to be done in the name on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises and in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS

Registrant Name	File Nos.
ZALICO Variable Annuity Separate Account	333-22375/811-3199
ZALICO Variable Annuity Separate Account	002-72671/811-3199

IN WITNESS WHEREOF, the undersigned has hereunto set her hand on the date set forth below.

/s/ Dawn M. Cummings-Fritz	Director and Assistant Vice President-Tax	April 12, 2016
Dawn M. Cummings-Fritz